EX-77.(a)(1)

                    ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

                       SECOND AMENDED AND RESTATED BY-LAWS

                                    ARTICLE I

                             MEETING OF SHAREHOLDERS

      Section 1. Annual Meetings. An Annual Meeting of Shareholders shall be held in those years in which it is required under the Investment Company Act of 1940 or at such times as approved by the Board of Directors of ING Strategic Allocation, Inc. (formerly known as ING Generation Portfolios, Inc., the "Corporation"). At any such Annual Meeting, any other proper business within the power of shareholders may be transacted.

      Section 2. Special Meetings. Special Meetings of Shareholders may be called by the President or by the Board of Directors; or shall be called by the President, Secretary or any Director at the request in writing of the holders of not less than 10% of the outstanding voting shares of the capital stock of the Corporation (hereinafter, the outstanding voting shares of the capital stock of the Corporation are referred to as "Shares"). Any such request shall state the purposes of the proposed meeting.

      Section 3. Place of Meetings. All meetings of the Shareholders shall be held at the office of the Corporation in Scottsdale, Arizona, or at such other place as may be fixed by the Board of Directors as stated in the notice thereof.

      Section 4. Notice. Not less than ten nor more than ninety days before the date of every Annual or Special Meeting of Shareholders, the Secretary or an Assistant Secretary shall give to each Shareholder of record notice of such meeting by mail, telegraph, cable or radio. Such notice shall be deemed to have been given when deposited in the mail or with a telegraph or cable office or radio station for transmission to the Shareholder at his address appearing on the books of the Corporation. It shall not be necessary to set forth the business proposed to be transacted in the notice of any Annual Meeting. Notice of a Special Meeting shall state the purpose or purposes for which it is called.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      Section 1. Powers. The Board of Directors shall have control and management of the affairs, business and properties of the Corporation. They shall have and exercise in the name of the Corporation and on behalf of the Corporation all the rights and privileges legally exercisable by the Corporation except as otherwise provided by law, the Articles of Incorporation, or these By-Laws.

      Section 2. Number, Qualifications, Manner of Election and Term of Office. The number of directors of the Corporation shall be fixed from time to time by a majority of the

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entire Board of Directors but shall be no less than three nor more than twenty.
Directors need not be Shareholders. The Board of Directors may from time to time by a majority of the entire Board increase or decrease the number of directors to such number as they deem expedient not to be less than three nor more than twenty, however, and fill the vacancies so created. The term of office of a Director shall not be affected by any decrease in the number of Directors made by the Board pursuant to the foregoing authorization. Until the first Annual Meeting of Shareholders or until successors are duly elected and qualify, the Board of Directors shall consist of the persons named as such in the Articles of Incorporation. The members of the Board of Directors shall be elected by the Shareholders at the Annual Meeting of Shareholders. Each Director shall hold office until the Annual Meeting next held after his election and until the election and qualification of his successor.

      Section 3. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or outside of the State of Maryland as the Board may from time to time determine.

      Section 4. Annual Meetings. The Board of Directors shall meet for the election of officers annually in March of each year or at such other time as determined by the Board. At such annual meeting, any other proper business within the power of the Directors may be transacted.

      Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such intervals and on such dates as the Board may from time to time designate.

      Section 6. Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places as may be designated at the call of such meeting. Special meetings shall be called by the Secretary or Assistant Secretary at the request of the President or any Director.

      Section 7. Notice. The Secretary or Assistant Secretary shall give, at least two days before the meeting, notice of each meeting of the Board of Directors, whether Annual, Regular or Special, to each member of the Board by email, mail, telegram or telephone to such member's last known address. It shall not be necessary to state the purpose or business to be transacted in the notice of any Annual or Regular meeting. The notice of a Special Meeting shall state the purpose or purposes for which it is called.

      Section 8. Conduct of Meetings and Business. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper and not inconsistent with applicable law, the Articles of Incorporation of the Corporation or these By-Laws.

      Section 9. Quorum. A majority of the total membership of the Board of Directors shall constitute a quorum at any meeting of the Board of Directors. The action of a majority of Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation of the Corporation, or these By-Laws. In the absence of a quorum at any meeting, a majority of the Directors present may adjourn the meeting from day to day or for


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such longer periods as they may designate without notice other than by announcement at the meeting.

      Section 10. Resignations. Any Director of the Corporation may resign at any time by mailing or delivering, or transmitting by radio, telegraph or cable, written notice to the President or to the Secretary of the Corporation. The resignation of any Director shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 11. Removal. At any meeting of Shareholders duly called for the purpose, any Director may by the vote of a majority of all of the Shares entitled to vote be removed from office. At the same meeting, the vacancy in the Board of Directors may be filled by the election of a Director to serve for the remainder of the term and until the election and qualification of his successor.

      Section 12. Vacancies. Except as otherwise provided by law, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, and any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors; provided, however, that upon the death, resignation or removal during any consecutive period of twelve months of more than one-half of the Directors holding office at the beginning of such period, a Shareholders' Meeting shall be called forthwith for the purpose of electing an entire new Board, including the vacancies filled pursuant to this Section of the By-Laws. A Director elected by the Board to fill a vacancy shall be elected to hold office until the next Annual Meeting of Shareholders or until his successor is duly elected and qualifies. Notwithstanding the foregoing, the Shareholders may, at any time during the term of such director elected to fill a vacancy, elect some other person to fill said vacancy and thereupon the election by the Board shall be superseded and such election by the Shareholders shall be deemed a filling of the vacancy and not a removal and may be made at any meeting called for such purpose.

      Section 13. Compensation of Directors. The Directors may be compensated for their services as Directors in such amount (which may include reimbursement for out-of-pocket expenses incurred by a Director in attending meetings or performing other services as a Director) as the Board may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

      Section 14. Telephone Participation. Unless otherwise restricted by law, the Articles of Incorporation of the Corporation or these By-Laws, any member of the Board of Directors may participate in any meeting of the Board by conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

      Section 15. Power to Declare Dividends. The Board of Directors is expressly authorized to determine in accordance with generally accepted accounting principles and


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practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily; to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; to declare and pay dividends and distributions on any series by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of Shareholders redeeming their entire ownership of shares.

      Section 16. Retirement Policy. Each member of the Board of Directors who is not an "interested person" of the Corporation, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, (each a "non-interested Director") shall be subject to mandatory retirement as of the later of (i) the March 31 next occurring after he or she attains the age of 72 and (ii) the date a successor Director, if any, is elected or appointed to the Board, except that each current non-interested Director that was a Director as of March 31, 2002 may, upon the vote of a majority of the other non-interested Directors, be granted up to three one-year extensions commencing as of March 31 next occurring after he or she attains the age of 72. Notwithstanding any provision to the contrary in the Articles of Incorporation of the Corporation, or these By-Laws, any amendment to this Article II, Section 16 shall be effective only upon the affirmative vote of a majority of all non-interested Directors.

      Section 17. Informal Action by Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, the Executive Committee or any other duly appointed Committee may be taken without a meeting, provided written consent to such action is signed by all members of the Board or such Committee and such written consent is filed with the minutes of the proceedings of the Board or such Committee, as applicable.

                                   ARTICLE III

                         EXECUTIVE AND OTHER COMMITTEES

      Section 1. Appointment and Term of Office of Executive Committee. The Board of Directors, by resolution passed by a vote of at least a majority of the entire Board, may appoint an Executive Committee, which shall consist of two (2) or more Directors.

      Section 2. Vacancies in Executive Committee. Vacancies occurring in the Executive Committee from any cause shall be filled by the Board of Directors at any meeting thereof by a vote of the majority of the entire Board.

      Section 3. Executive Committee to Report to Board. All actions by the Executive Committee shall be reported to the Board of Directors at the meeting next succeeding such action.

      Section 4. Procedure of Executive Committee. The Executive Committee shall fix its own rules of procedure not inconsistent with these By-Laws or with any directions of the


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Board of Directors. It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Board of Directors. The presence of a majority shall constitute a quorum for the transaction of business, and in every case an affirmative vote of a majority of all of the members of the Committee present shall be necessary for the taking of any action.

      Section 5. Powers of Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as limited by the By-Laws of the Corporation or by specific directions of the Board of Directors, shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and conduct of the affairs of the Corporation in such manner as the Executive Committee shall deem for the best interests of the Corporation. Notwithstanding the foregoing, the Executive Committee shall not have the power to elect Directors, increase or decrease the number of Directors, elect or remove any Officer, declare dividends, issue shares or recommend to Shareholders any action requiring Shareholder approval.

      Section 6. Other Committees. From time to time the Board of Directors may appoint any other Committee or Committees for any purpose or purposes to the extent lawful, which shall have such powers as determined by the Board of Directors.

      Section 7. Compensation. The members of any duly appointed Committee shall receive such compensation and/or fees as from time to time may be fixed by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. General Provisions. The Officers of the Corporation shall be the President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors shall elect or appoint such other Officers or agents as the business of the Corporation may require, including one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The same person may hold any other offices.

      Section 2. Election, Term of Office and Qualifications. The Officers shall be elected annually by the Board of Directors at its Annual Meeting following the Annual Meeting of Shareholders, if an Annual Meeting of Shareholders is held. Each Officer shall hold office until the Annual Meeting in the next year and until the election and qualification of his successor. Any vacancy in any of the offices may be filled for the unexpired portion of the term by the Board of Directors at any Regular or Special Meeting of the Board. The Board of Directors may elect or appoint additional Officers or agents at any Regular or Special Meeting of the Board.

      Section 3. Removal. Any Officer elected by the Board of Directors may be removed with or without cause at any time upon a vote of the majority of the entire Board of Directors. Any other employee of the Corporation may be removed or dismissed at any time by the President.


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      Section 4. Resignations. Any Officer may resign at any time by giving written notice to the Board of Directors. Any such resignation shall take effect at the date of receipt of each notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 5. Vacancies. A vacancy in any Office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such Office.

      Section 6. President. Unless the Board otherwise provides, the President shall be the chief executive officer of the Corporation. The President shall, unless other provisions are made therefor by the Board or the Executive Committee, employ and define the duties of all employees of the Corporation, shall have the power to discharge any such employees, shall exercise general supervision over the affairs of the Corporation, and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. In the absence of the President, an Officer or Director appointed by the President shall preside at all meetings of Shareholders.

      Section 7. Vice President. The Vice President (or, if more than one, the Senior Vice President), in the absence of the President shall perform all duties and may exercise any of the powers of the President subject to the control of the Board. Each Vice President shall perform such other duties as may be assigned to such officer from time to time by the Board of Directors, the Executive Committee, or the President.

      Section 8. Secretary. Unless the Board otherwise provides, the Secretary shall: keep or cause to be kept in books provided for the purpose the minutes of the meetings of the Shareholders and of the Board of Directors; see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; be custodian of the records and of the Seal of the Corporation; keep directly or through a transfer agent a register of the post office address of each Shareholder, and make all proper changes in such register, retaining and filing his authority for such entries; see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general perform all duties incident to the Office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors, the Executive Committee, or the President.

      Section 9. Treasurer. Unless the Board otherwise provides, the Treasurer shall: have supervision of the custody of the funds and securities of the Corporation, subject to the Articles of Incorporation of the Corporation and applicable law; submit to the Annual Meeting of Shareholders a statement of the financial condition of the Corporation and whenever required by the Board of Directors, make and render a statement of the accounts of the Corporation and such other statements as may be required; cause to be kept in books of the Corporation a full and accurate account of all moneys received and paid out for the account of the Corporation; and perform such other duties as may be from time to time assigned by the Board of Directors, the Executive Committee, or the President.

      Section 10. Assistant Vice President. The Assistant Vice President or Vice Presidents of the Corporation shall have such authority and perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, or the President of the Corporation.


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      Section 11. Assistant Secretaries and Assistant Treasurers. The Assistant
Secretary or Secretaries. and the Assistant Treasurer or Treasurers shall perform the duties of the Secretary and of the Treasurer, respectively, in the absence of those Officers and shall have such further powers and perform such other duties as may be assigned to them, respectively, by the Board of Directors or the Executive Committee or by the President.

      Section 12. Salaries. The salaries of the Officers, if any, shall be fixed from time to time by the Board of Directors. No Officer shall be prevented from receiving such salary by reason of the fact that such officer is also a Director of the Corporation.

                                    ARTICLE V

                            SHARES AND THEIR TRANSFER

      Section 1. Register of Shares. A register of shares shall be kept at the principal office of the Corporation or of any transfer agent duly appointed by the Board of Directors which shall contain the names and addresses of all the Shareholders, the number of shares held by them, and a record of all transfers thereof. Fractional shares may be issued. Share certificates will not be issued.

      Section 2. Transfer of Shares. Shares shall be transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney.

      Section 3. Closing of Transfer Books and Fixing of Record Date. The Board of Directors may fix in advance a date as the record date for the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or Shareholders entitled to receive payment of any dividend or the allotment of any other rights. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of Shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of Shareholders of record is to be held or taken. In lieu of fixing a record date, the Board of Directors may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least 10 days before the date of such meeting. If no record date is fixed and the share transfer books are not closed for the determination of Shareholders, the record date will be determined in accordance with applicable law.

      Section 4. Transfer Agent: Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issuance and transfer of shares and may appoint a Transfer Agent for that purpose.


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                                   ARTICLE VI

                 AGREEMENTS, CHECKS, DRAFTS, ENDORSEMENTS, ETC.

      Section 1. Agreements. Etc. The Board of Directors or the Executive Committee may authorize any Officer or Officers, or Agent or Agents of the Corporation, to enter into any agreement or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by the Executive Committee or by these By-Laws, no Officer, Agent or Employee shall have any power or authority to bind the Corporation by any agreement or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

      Section 2. Checks, Drafts, Etc. All checks, drafts, or orders for the payment of money, notes and other evidences of indebtedness shall be signed by such Officer or Officers, Employee or Employees, or Agent or Agents as shall be from time to time designated by the Board of Directors or the Executive Committee, or as may be specified in or pursuant to the agreement between the Corporation and the Bank or Trust Company appointed as custodian, pursuant to the provisions of the Articles of Incorporation of the Corporation.

      Section 3. Endorsements, Assignments and Transfer of Securities. All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Corporation or its nominee or directions for the transfer of securities belonging to the Corporation shall be made by such Officer or Officers, Employee or Employees, or Agent or Agents as may be authorized by the Board of Directors or the Executive Committee.

      Section 4. Evidence of Authority. Anyone dealing with the Corporation shall be fully justified in relying on a copy of a resolution of the Board of Directors or of any Committee thereof empowered to act in the premises which is certified as true by the Secretary or an Assistant Secretary under the Seal of the Corporation.

                                   ARTICLE VII

                                BOOKS AND RECORDS

      Section 1. Location. The books and records of the Corporation, including the Stock ledger or ledgers, may be kept in or outside the State of Maryland at such office or agency of the Corporation as maybe from time to time determined by the Board of Directors.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 1. Seal. The Seal of the Corporation shall be a disk inscribed with the words ING Strategic Allocation Portfolios, Inc.


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      Section 2. Waiver of Notice. Whenever under the provisions of these
By-Laws or of any law, the Shareholders or Directors or members of the Executive Committee or other Committee are authorized to hold any meeting after notice or after the lapse of any prescribed period of time, such meeting may be held without notice or without such lapse of time by the written waiver of notice signed by every person entitled to notice. A person's presence at a meeting, other than to protest the validity of such meeting, shall constitute a waiver of notice of such meeting.

                                   ARTICLE IX

                                   AMENDMENTS

      Section 1. By-laws. Except as otherwise provided by law or the Articles of Incorporation, these By-Laws may be amended, amended and restated, repealed or supplemented, in whole or in part, by a majority of the Directors then in office at any meeting of the Board of Directors, or by unanimous written consent of the Board of Directors.


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